Exhibit 99.1
For Immediate Release

TrueCar Reports First Quarter 2020 Financial Results

SANTA MONICA, Calif., May 7, 2020 – TrueCar, Inc. (NASDAQ: TRUE) today announced its financial results for the first quarter ended March 31, 2020.

First Quarter 2020 Financial Highlights

•First quarter total revenue of $83.5 million, down (2.4)% from a year ago.
•First quarter net loss of $(10.7) million, or $(0.10) per share, compared to net loss of $(14.4) million, or $(0.14) per share, in the first quarter of 2019.
•First quarter Non-GAAP net income(1) of $4.2 million, or $0.04 per share, compared to Non-GAAP net loss of $(0.4), or $0.00 per share, in the first quarter of 2019.
•First quarter Adjusted EBITDA(2) of $9.5 million, representing an Adjusted EBITDA margin(3) of 11.4%, compared to Adjusted EBITDA of $5.1 million, representing an Adjusted EBITDA margin of 5.9%, in the first quarter of 2019.
•$182.9 million of cash and cash equivalents on the balance sheet as of March 31, 2020.

Management Commentary
“I am very proud of TrueCar’s immediate response to COVID-19, a response that carefully balanced the needs of our employees, dealers, consumers and shareholders,” said Mike Darrow, TrueCar’s President and Chief Executive Officer. “I believe the impact of COVID-19 on consumer behavior will accelerate the adoption of digital retailing solutions within the automotive industry, and I’m excited about what that means for TrueCar. We will build on the significant progress we’ve made on our consumer experience over the past 12 months as we look to quickly and aggressively innovate towards becoming the first online marketplace to support a fully remote car buying process.”

“While COVID-19 certainly impacted our first quarter revenue, we’re pleased by our strong Adjusted EBITDA and positive cash flows in the quarter, a clear demonstration of our commitment to stewarding shareholder capital and preserving profitability in the business,” said Noel Watson, TrueCar’s Chief Financial Officer.

(1)Non-GAAP net income (loss) is a Non-GAAP financial measure.  Refer to its definition and accompanying reconciliation to GAAP net loss below.
(2)Adjusted EBITDA is a Non-GAAP financial measure.  Refer to its definition and accompanying reconciliation to GAAP net loss below.
(3)Adjusted EBITDA margin is a Non-GAAP financial measure, calculated as Adjusted EBITDA divided by total revenue.

Key Operating Metrics

•Average monthly unique visitors(4) increased 9.2% to 7.8 million in the first quarter of 2020, up from 7.1 million in the first quarter of 2019.
•Units(5) were 197,002 in the first quarter of 2020, down 15% year-over-year.
•Monetization(6) was $392 during the first quarter of 2020, compared to $348 during the first quarter of 2019.
•Franchise dealer count(7) was 11,356 as of March 31, 2020, down from 12,565 as of December 31, 2019.
•Independent dealer count(8) was 4,193 as of March 31, 2020, down from 4,395 as of December 31, 2019.

Business Outlook

Due to the unprecedented nature of the coronavirus pandemic and the uncertainty that it occasions, we withdrew our guidance for the full year ending December 31, 2020 on March 19, 2020, and will not be providing guidance for the second quarter ending June 30, 2020 at this time.

(4)We define a monthly unique visitor as an individual who has visited our website, one of our landing pages on our affinity group marketing partner sites or our mobile application within a calendar month. We calculate average monthly unique visitors as the sum of the monthly unique visitors divided by the number of months in the period.
(5)We define units as the number of automobiles purchased from TrueCar Certified Dealers that are matched to users of TrueCar.com, our mobile applications or the car-buying sites and mobile applications we maintain for our affinity group marketing partners.
(6)We define monetization as the average transaction revenue per unit, which we calculate by dividing all of our transaction revenue (dealer revenue and OEM incentives revenue) in a given period by the number of units in that period.
(7)We define franchise dealer count as the number of franchise dealers in the network of TrueCar Certified Dealers at the end of a given period. This number is calculated by counting the number of brands of new cars sold at each individual location, or rooftop, regardless of the size of the dealership that owns the rooftop.
(8)We define independent dealer count as the number of dealers in the network of TrueCar Certified Dealers at the end of a given period that exclusively sell used vehicles and are not directly affiliated with a new car manufacturer. This number is calculated by counting each location, or rooftop, individually, regardless of the size of the dealership that owns the rooftop.

Conference Call Information

Members of our management will host a conference call today, May 7, 2020, to discuss our first quarter 2020 results at 4:30 p.m. Eastern Time. To participate, domestic callers should dial 1-877-407-0789 and international callers should dial 1-201-689-8562. A replay of the call may be accessed the same day from 7:30 p.m. Eastern Time on Thursday, May 7, 2020 until 11:59 p.m. Eastern Time on Thursday, May 21, 2020 by dialing 1-844-512-2921 (domestic) or 1-412-317-6671 (international) and entering replay PIN 13702135. An archived version of the call will also be available upon completion on the Investor Relations section of our website at ir.truecar.com. We have used, and intend to continue to use, our Investor Relations website (ir.truecar.com), Twitter (@TrueCar) and Facebook (www.facebook.com/TrueCar) as means of disclosing material non-public information and for complying with our disclosure obligations under Regulation FD.

Forward-Looking Statements

This press release contains forward-looking statements. All statements contained in this press release other than statements of historical fact are forward-looking statements, including statements regarding the effect of the coronavirus pandemic on the automotive industry in general and on us in particular and our ability to innovate our business, improve our consumer experience and preserve profitability. These forward-looking statements are subject to a number of risks, uncertainties and assumptions that may prove incorrect, any of which could cause our results to differ materially from those expressed or implied by such forward-looking statements, and include, among others, those risks and uncertainties described under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019 filed with the Securities and Exchange Commission, or SEC, and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 to be filed with the SEC. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can management assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. All forward-looking statements in this press release are based on information available to our management as of the date of this press release and except as required by law, management assumes no obligation to update those forward-looking statements, which speak only as of their respective dates.

Use of Non-GAAP Financial Measures

This earnings release includes the following Non-GAAP financial measures: Adjusted EBITDA, Adjusted EBITDA margin, Non-GAAP net income (loss) and Non-GAAP net income (loss) per share. We define Adjusted EBITDA as net loss adjusted to exclude interest income, depreciation and amortization, stock-based compensation, income (loss) from equity method investment, certain restructuring costs, certain transaction expenses, certain litigation costs, changes in the fair value of contingent consideration, goodwill impairment and income taxes. We define Non-GAAP net income (loss) as net loss adjusted to exclude stock-based compensation, income (loss) from equity method investment, certain restructuring costs, certain transaction expenses, certain litigation costs, changes in the fair value of contingent consideration and goodwill impairment. We have provided below a reconciliation of each of Adjusted EBITDA and Non-GAAP net income (loss) to net loss, the most directly comparable GAAP financial measure. Neither Adjusted EBITDA nor Non-GAAP net income (loss) should be considered as an alternative to net loss or any other measure of financial performance calculated and presented in accordance with GAAP.
We use Adjusted EBITDA and Non-GAAP net income (loss) as operating performance measures because each is (i) an integral part of our reporting and planning processes; (ii) used by our management and board of directors to assess our operational performance, and together with operational objectives, as a measure in evaluating employee compensation and bonuses; and (iii) used by our management to make financial and strategic planning decisions regarding future operating investments. We believe that using Adjusted EBITDA and Non-GAAP net income (loss) facilitates operating performance comparisons on a period-to-period basis because these measures exclude variations primarily caused by changes in the excluded items noted above. In addition, we believe that Adjusted EBITDA, Non-GAAP net income (loss) and similar measures are widely used by investors, securities analysts, rating agencies and other parties in evaluating companies as measures of financial performance and debt service capabilities.
Our use of each of Adjusted EBITDA and Non-GAAP net income (loss) has limitations as an analytical tool, and you should not consider either in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:
•Adjusted EBITDA does not reflect the receipt of interest or the payment of income taxes;
•neither Adjusted EBITDA nor Non-GAAP net (loss) income reflects changes in, or cash requirements for, our working capital needs;
•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditures or any other contractual commitments;
•neither Adjusted EBITDA nor Non-GAAP net income (loss) reflects the severance charges associated with a restructuring plan initiated and completed in the first quarter of 2019 to improve efficiency and reduce expenses;
•neither Adjusted EBITDA nor Non-GAAP net income (loss) reflects the legal, accounting, consulting and other third-party fees and costs we incurred in connection with the evaluation and negotiation of potential merger and acquisition transactions;

•neither Adjusted EBITDA nor Non-GAAP net income (loss) reflects the costs to advance our claims in certain litigation or the costs to defend ourselves in various complaints filed against us;
•neither Adjusted EBITDA nor Non-GAAP net income (loss) considers the potentially dilutive impact of shares issued or to be issued in connection with stock-based compensation; and
•other companies, including companies in our own industry, may calculate Adjusted EBITDA and Non-GAAP net income (loss) differently than we do, limiting their usefulness as comparative measures.
Because of these limitations, you should consider Adjusted EBITDA and Non-GAAP net income (loss) alongside other financial performance measures, including our net loss, our other GAAP results and various cash flow metrics. In addition, in evaluating Adjusted EBITDA and Non-GAAP net income (loss), you should be aware that in the future we will incur expenses such as those that are the subject of adjustments in deriving Adjusted EBITDA and Non-GAAP net income (loss) and you should not infer from our presentation of Adjusted EBITDA and Non-GAAP net income (loss) that our future results will not be affected by these expenses or any unusual or non-recurring items.

About TrueCar

TrueCar is a leading automotive digital marketplace that enables car buyers to connect to our nationwide network of Certified Dealers. We are building the industry's most personalized and efficient car buying experience as we seek to bring more of the purchasing process online. Consumers who visit our marketplace will find a suite of vehicle discovery tools, price ratings and market context on new and used cars — all with a clear view of what's a great deal. When they are ready, TrueCar will enable them to connect with a local Certified Dealer who shares in our belief that truth, transparency and fairness are the foundation of a great car buying experience. As part of our marketplace, TrueCar powers car-buying programs for over 250 leading brands, including AARP, Sam's Club and American Express. Nearly half of all new-car buyers engage with TrueCar powered sites, where they buy smarter and drive happier. TrueCar is headquartered in Santa Monica, California, with offices in Austin, Texas and Boston, Massachusetts.

For more information, please visit www.truecar.com, and follow us on Facebook or Twitter. TrueCar media line: +1-844-469-8442 (US toll-free) | Email: pr@truecar.com

Investor Relations Contact:
Danny Vivier
Vice President, Investor Relations & Strategic Finance
investors@truecar.com
(424) 258-8771

Public Relations Contact:
Shadee Malekafzali
shadee@truecar.com
(424) 258-8694

TRUECAR, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2020	2019
Revenues	$83,526	$85,582
Costs and operating expenses:
Cost of revenue	7,221	8,936
Sales and marketing	46,575	54,738
Technology and development	12,216	15,654
General and administrative	12,312	15,104
Depreciation and amortization	6,271	6,415
Goodwill impairment	10,187	—
Total costs and operating expenses	94,782	100,847
Loss from operations	(11,256)	(15,265)
Interest income	533	1,001
Loss from equity method investment	(382)	—
Loss before income taxes	(11,105)	(14,264)
(Benefit from) provision for income taxes	(436)	101
Net loss	$(10,669)	$(14,365)
Net loss per share:
Basic and diluted	$(0.10)	$(0.14)
Weighted average common shares outstanding, basic and diluted	107,024	104,788

TRUECAR, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	March 31, 2020	December 31, 2019
Assets
Current assets
Cash and cash equivalents	$182,855	$181,534
Accounts receivable, net	40,126	44,888
Prepaid expenses	6,365	7,215
Other current assets	4,119	6,104
Total current assets	233,465	239,741
Property and equipment, net	28,704	29,797
Operating lease right-of-use assets	34,548	36,064
Goodwill	63,124	73,311
Intangible assets, net	15,713	17,260
Equity method investment	21,512	21,894
Other assets	3,691	3,620
Total assets	$400,757	$421,687
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$17,687	$21,336
Accrued employee expenses	2,460	5,969
Operating lease liabilities, current	5,089	5,875
Accrued expenses and other current liabilities	14,460	20,990
Total current liabilities	39,696	54,170
Deferred tax liabilities	344	783
Operating lease liabilities, net of current portion	35,913	37,127
Other liabilities	2,367	2,336
Total liabilities	78,320	94,416
Stockholders’ Equity
Common stock	11	11
Additional paid-in capital	765,157	759,322
Accumulated deficit	(442,731)	(432,062)
Total stockholders’ equity	322,437	327,271
Total liabilities and stockholders’ equity	$400,757	$421,687

TRUECAR, INC.
RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA
 (In thousands)
(Unaudited)

	Three Months Ended March 31,
	2020	2019
Net loss	$(10,669)	$(14,365)
Non-GAAP adjustments:
Interest income	(533)	(1,001)
Depreciation and amortization	6,271	6,415
Stock-based compensation	6,177	8,635
Loss from equity method investment	382	—
Certain litigation costs (1)	(1,939)	928
Restructuring charges (2)	—	3,280
Transaction costs (3)	—	1,094
Change in the fair value of contingent consideration	75	—
Goodwill impairment (4)	10,187	—
(Benefit from) provision for income taxes	(436)	101
Adjusted EBITDA	$9,515	$5,087
____________________
(1)The excluded amounts relate to legal costs incurred in connection with complaints filed by non-TrueCar dealers against TrueCar and consumer class action lawsuits. For the three months ended March 31, 2020, the excluded amount also includes a $2.0 million payment received from one of our insurance carriers in settlement of a lawsuit we brought in the fourth quarter of 2017 to recover insured legal fees. We believe the exclusion of these costs and recovery is appropriate to facilitate comparisons of our core operating performance on a period-to-period basis. Based on the nature of the specific claims underlying the excluded litigation matters, once these matters are resolved, we do not believe our operations are likely to entail defending against the types of claims raised by these matters. We expect the cost of defending these claims to continue to be significant pending that resolution.
(2)The excluded amounts represent charges associated with a restructuring plan initiated and completed in the first quarter of 2019 to improve efficiency and reduce expenses. We believe excluding the impact of these charges is consistent with our use of these non-GAAP measures as we do not believe they are a useful indicator of our ongoing operating results.
(3)The excluded amounts represent external legal, accounting, consulting and other third-party fees and costs we incurred in connection with the evaluation and negotiation of potential acquisition transactions. These expenses are included in general and administrative expenses in our consolidated statements of operations. We consider these fees and costs, which are associated with potential merger and acquisition transactions outside the normal course of our operations, to be unrelated to our underlying results of operations and believe that their exclusion provides investors with a more complete understanding of the factors and trends affecting our business operations.
(4)The excluded amount represents a non-cash impairment charge we recognized on our goodwill during the first quarter of 2020.

TRUECAR, INC.
RECONCILIATION OF NET LOSS TO NON-GAAP NET INCOME (LOSS)
 (In thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2020	2019
Net loss	$(10,669)	$(14,365)
Non-GAAP adjustments:
Stock-based compensation	6,177	8,635
Loss from equity method investment	382	—
Certain litigation costs (1)	(1,939)	928
Restructuring charges (2)	—	3,280
Transaction costs (3)	—	1,094
Change in the fair value of contingent consideration	75	—
Goodwill impairment (4)	10,187	—
Non-GAAP net income (loss) (5)	$4,213	$(428)

Non-GAAP net income (loss) per share:
Basic	$0.04	$0.00
Diluted	$0.04	$0.00

Weighted average common shares outstanding:
Basic	107,024	104,788
Diluted	107,339	104,788
____________________
(1)The excluded amounts relate to legal costs incurred in connection with complaints filed by non-TrueCar dealers against TrueCar and consumer class action lawsuits. For the three months ended March 31, 2020, the excluded amount also includes a $2.0 million payment received from one of our insurance carriers in settlement of a lawsuit we brought in the fourth quarter of 2017 to recover insured legal fees. We believe the exclusion of these costs and recovery is appropriate to facilitate comparisons of our core operating performance on a period-to-period basis. Based on the nature of the specific claims underlying the excluded litigation matters, once these matters are resolved, we do not believe our operations are likely to entail defending against the types of claims raised by these matters. We expect the cost of defending these claims to continue to be significant pending that resolution.
(2)The excluded amounts represent charges associated with a restructuring plan initiated and completed in the first quarter of 2019 to improve efficiency and reduce expenses. We believe excluding the impact of these charges is consistent with our use of these non-GAAP measures as we do not believe they are a useful indicator of our ongoing operating results.
(3)The excluded amounts represent external legal, accounting, consulting and other third-party fees and costs we incurred in connection with the evaluation and negotiation of potential acquisition transactions. These expenses are included in general and administrative expenses in our consolidated statements of operations. We consider these fees and costs, which are associated with potential merger and acquisition transactions outside the normal course of our operations, to be unrelated to our underlying results of operations and believe that their exclusion provides investors with a more complete understanding of the factors and trends affecting our business operations.
(4)The excluded amount represents a non-cash impairment charge we recognized on our goodwill during the first quarter of 2020.
(5)There is no income tax impact related to the adjustments made to calculate Non-GAAP net income (loss) because of our available net operating loss carryforwards and the full valuation allowance recorded against our net deferred tax assets at March 31, 2020 and 2019.